EXHIBIT 10.4
ARBITRON INC.
FORM OF WAIVER AND AMENDMENT OF
EXECUTIVE RETENTION AGREEMENT
     This is an agreement (the “Agreement”) between Arbitron Inc. (“Arbitron”) and [Sean R. Creamer] [Timothy T. Smith][Pierre C. Bouvard][V. Scott Henry][Steven M. Smith] (“you”), effective as of April 6, 2009. Except as otherwise defined herein, capitalized terms used in this Agreement have the same definition as in the Executive Retention Agreement between Arbitron and you, dated as of August 28, 2008 (the “Retention Agreement”).
     WHEREAS, Arbitron has undergone a Leadership Change [and the Retention Agreement allows you to resign under a Position Diminishment as a result of your restructured position];
     WHEREAS, You desire to continue your employment with Arbitron in the [role of ____________ ] [revised position of ____________ and you have agreed to do so and waive any further protections under Leadership Change] and
     WHEREAS, You and Arbitron desire to amend the Retention Agreement.
     THEREFORE, Arbitron and you agree as follows, in consideration of the services to be received from you and the ongoing compensation to which you will be entitled and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge:
     (1) References in the first paragraph, the third WHEREAS paragraph, and the title of Section 2.5 of the Retention Agreement are revised by striking “, a Leadership Change,” in the first paragraph and three instances of “or Leadership Change” in the WHEREAS paragraph and the title of Section 2.5.
     (2) The definition of “Leadership Change” in Section 7.17 of the Retention Agreement is deleted.
     (3) Clause (i) of “Position Diminishment” in Section 7.17 of the Retention Agreement is amended to read “a change in the Executive’s reporting responsibilities, titles, duties, or offices as in effect on March 18, 2009, or, if such reporting responsibilities, titles, duties, or offices are enhanced after such date, the level as enhanced, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, that has the effect of materially diminishing Executive’s responsibility, duties, or authority,”
     (4) The definition of “Window Period” in Section 7.17 of the Retention Agreement is amended to read ‘“Window Period’ means the one-year period commencing on the date of a Change of Control. Furthermore, only the first Change of Control shall be counted in determining whether there is a Window Period, and, as a result, there will not be multiple Window Periods under this Agreement triggered by Changes of Control.”
     (5) All other provisions of the Retention Agreement remain in effect as written.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

ARBITRON INC.	EXECUTIVE
By: __________________________________________	_____________________________________________
Name:
Title: